EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Relationship
1) Eastern Washakie Midstream Pipeline LLC, Petroleum Co. a Wyoming LLC	Wholly owned subsidiary of Double Eagle